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                                                                      Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT

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Company Name                                                          Place of Incorporation
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
APPLIED GRAPHICS TECHNOLOGIES, INC.


Agile Enterprise, Inc.                                               Delaware
Color Control, Inc.                                                  Delaware
AmuseMatte Corp.                                                     California
Devon Group, Inc.                                                    Delaware

         Black Dot Graphics, Inc.                                    Illinois
                  Typo-Graphics, Inc.                                Florida
                  ABD Group, Inc.                                    Illinois
                  Orent GraphicArts, Inc.                            Nebraska
                  Ambrosi & Associates, Inc.                         Illinois
                  Meridian Retail, Inc.                              Nebraska
                  Taproot Interactive, Inc.                          Delaware
                  Proof Positive/Farrowlyne Associates, Inc.         Delaware
                  One 2 One, Inc.                                    Delaware
                  West Coast Creative, Inc.                          California
                  Retail Profit Solutions, Inc.                      Delaware
         Portal Publications, Ltd.                                   Delaware
                  The Winn Art Group, Ltd.                           Washington
                           Canadian Art Prints, Inc.                 Canada
                  Devon Publishing Limited                           United Kingdom
                  Portal Aird Publications Pty., Ltd.                Australia
Applied Graphics Technologies (UK) Limited                           United Kingdom
         Wace Group Limited                                          United Kingdom
                  Wace UK Holdings Limited                           United Kingdom
                           Wace Group Services Limited               United Kingdom
                  Gallions Estates Ltd.                              United Kingdom
                  Wace Corporate Packaging Limited                   United Kingdom
                  Wace Overseas Investments Limited                  United Kingdom
                           Reprographie Wace Group GmbH              Germany
                           Seven Worldwide Inc.                      Delaware
                                    WUSA Re, Inc.                    Illinois
                                    R.E. Graphics, Inc.              Delaware
                           Seven Australia Pty Limited               Australia
                                    Seven Sydney Pty Ltd             Australia
                  Seven Worldwide Limited                            United Kingdom
                           Wace (Wiltshire) Ltd                      United Kingdom

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